EXHIBIT 99.1

[THE HAIN CELESTIAL GROUP LOGO OMITTED]

Contacts:

Ira Lamel/Mary Anthes

The Hain Celestial Group, Inc.

631-730-2200

THE HAIN CELESTIAL GROUP

ANNOUNCES NEW UNSECURED CREDIT FACILITY

Melville, NY, July 7, 2010—The Hain Celestial Group, Inc. (NASDAQ HAIN), a leading natural and organic products company providing consumers with A Healthy Way of Life™, today announced the closing of a new five-year, unsecured $400 Million Credit Facility led by Bank of America Merrill Lynch.

“Our new credit facility will provide Hain Celestial with access to capital for our next level of growth. We are particularly pleased by the response of this group of first class banking partners who increased their levels of commitment to the Company based upon the strength of our cash flow and balance sheet,” said Ira J. Lamel, Executive Vice President and Chief Financial Officer.

“Despite tough economic times, Hain Celestial has shown strong fundamentals, brand growth, strong cash flows and a solid balance sheet. With consumers increasingly focused on health and nutrition, this financing will enable us to maintain flexibility with our working capital and provide access to acquisition financing to support our strategic growth,” concluded Ira Lamel.

The Hain Celestial Group

The Hain Celestial Group (NASDAQ: HAIN), headquartered in Melville, NY, is a leading natural and organic products company in North America and Europe. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Earth’s Best®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Gluten Free Café™, Hain Pure Foods®, Hollywood®, Spectrum Naturals®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, Greek Gods®, Rosetto®, Ethnic Gourmet®, Yves Veggie Cuisine®, Granose®, Realeat®, Linda McCartney®, Daily Bread™, Lima®, Grains Noirs®, Natumi®, JASON®, Zia® Natural Skincare, Avalon Organics®, Alba Botanica®, Queen Helene®, Tushies®, TenderCare® and Martha Stewart Clean™. Hain Celestial has been providing “A Healthy Way of Life™” since 1993. For more information, visit www.hain-celestial.com.

Safe Harbor Statement

This press release contains forward-looking statements under Rule 3b-6 of the Securities Exchange Act of 1934, as amended. Words such as “expect,” “expected”, “anticipate,” “estimate,” “believe,” “may,” “potential,” “can,” “position”,

“positioned,” “should,” “plan,” “continue”, “future”, “look forward” and similar expressions, or the negative of those expressions, may identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include our expectations relating to the new credit facility including providing working capital and acquisition financing. These risks include but are not limited to our ability to achieve our guidance for net sales and earnings per share in fiscal year 2010 given the recessionary environment in the U.S. and other markets that we sell products as well as economic and business conditions generally and their effect on our customers and consumers’ product preferences, and our business, financial condition and results of operations; changes in estimates or judgments related to our impairment analysis of goodwill and other intangible assets as well as with respect to our valuation allowances of our deferred tax assets; our ability to implement our business and acquisition strategy, including our strategy for improving results in Europe; Hain Pure Protein’s ability to implement its business strategy; our ability to realize sustainable growth generally and from investments in core brands, offering new products and our focus on cost containment, productivity, cash flow and margin enhancement in particular; our ability to effectively integrate our acquisitions; our ability to successfully execute our joint ventures; competition; the success and cost of introducing new products as well as our ability to increase prices on existing products; the availability and retention of key personnel; our reliance on third party distributors, manufacturers and suppliers; our ability to maintain existing contracts and secure and integrate new customers; our ability to respond to changes and trends in customer and consumer demand, preferences and consumption; international sales and operations; changes in fuel and commodity costs; the effects on our results of operations from impacts of foreign exchange; changes in, or the failure to comply with, government regulations; and other risks detailed from time-to-time in the Company’s reports filed with the SEC, including the annual report on Form 10-K for the fiscal year ended June 30, 2009 and the quarterly report on Form 10-Q for the quarter ended September 30, 2009. As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.